UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2020

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2233 Argentia Road, Suite 401
 Mississauga, Ontario, L5N 2X7, Canada
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (905) 821-9669

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	STKL	The Nasdaq Stock Market LLC
Common Shares	SOY	The Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b 2 of the Securities Exchange Act of 1934 (17 CFR §240.12b 2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

Overview

As more fully described in Item 2.01, below, SunOpta Inc. (the "Company") completed the sale of the Company's global ingredients segment on December 30, 2020.

Following the closing of the sale of the global ingredients segment, on December 31, 2020, the Company entered into a restatement agreement (the "Restatement") amending and restating the Company's existing credit agreement dated as of February 11, 2016 (as amended by (i) the First Amendment dated as of October 7, 2016, (ii) the Second Amendment and Joinder dated as of September 19, 2017, (iii) the Third Amendment and Joinder dated as of October 22, 2018, and as amended and restated by the Restatement Agreement, dated as of January 28, 2020 (the "Existing Credit Agreement")), among the Company, SunOpta Foods Inc. ("SunOpta Foods"), the other borrowers and guarantors party thereto, the lenders party thereto (the "Lenders"), Bank of America, N.A., as administrative agent, collateral agent, an issuing bank and the swingline lender, and JPMorgan Chase Bank, N.A., as term loan administrative agent. As part of the Restatement, the Lenders provided a five-year, $75 million delayed draw term loan facility which can be borrowed on or prior to June 30, 2022, to finance certain capital expenditures. The delayed draw term loan facility and the five-year, $250 million asset-based revolving credit facility (the "Facilities") under the Restatement replace the Company's previous asset-based revolving credit facility, which was set to expire on March 31, 2022.

Also on December 31, 2020, the Company used a portion of the proceeds from the sale of its global ingredients segment to redeem SunOpta Foods' $223,500,000 aggregate principal amount of outstanding 9.5% Senior Secured Second Lien Notes due 2022 at a redemption price of 102.375%, plus accrued and unpaid interest, and satisfy and discharge the indenture governing the notes.

Guaranty and Security

All obligations under the Facilities are guaranteed by substantially all of the Company's direct and indirect wholly-owned material restricted subsidiaries organized in the United States and Canada (the "Guarantors") and, subject to certain exceptions, such obligations are secured by first priority liens on substantially all assets of the Company and the other borrowers and Guarantors.

Interest Rate and Fees

Borrowings under the Facilities bear interest based on various reference rates including LIBOR plus an applicable margin. With respect to loans under the asset-based revolving credit facility, the applicable margin will be set quarterly based on average borrowing availability for the preceding fiscal quarter and will range from 0.50% to 1.00% for base rate borrowings and from 1.50% to 2.00% for eurocurrency rate, bankers' acceptance rate and European base rate borrowings, with a reduction of 0.25% when the Company's total leverage ratio is less than a specific threshold on or after the one year anniversary of the closing date of the Facilities.  With respect to loans under the delayed draw term loan facility, the applicable margin will be set quarterly based on average borrowing availability for the preceding fiscal quarter and will range from 1.25% to 1.75% for base rate borrowings and from 2.25% to 2.75% for eurocurrency rate, bankers' acceptance rate and European base rate borrowings. In addition to paying interest on outstanding principal under the Facilities, the Company is required to pay commitment fees quarterly, in arrears, equal to (i) 0.25% of the average daily undrawn portion of the asset-based revolving credit facility and (ii) 0.375% of the undrawn portion of the delayed draw term loan facility.

Certain Covenants and Events of Default

Subject to (i) certain adjustments to baskets and thresholds and (ii) the addition of a maximum senior funded leverage ratio covenant with respect to the delayed draw term loan facility, the Facilities are subject to substantially similar covenants and events of default as under the Existing Credit Agreement.

The foregoing description of the Restatement is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Restatement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As previously reported, on November 25, 2020, the Company and its subsidiaries, SunOpta Holdings LLC (the "US Subsidiary") and Coöperatie SunOpta U.A. (the "Dutch Subsidiary" and together with the Company and the US Subsidiary, "SunOpta") entered into a Master Purchase Agreement ("MPA") with Amsterdam Commodities N.V. (the "Purchaser") to sell to the Purchaser all of SunOpta's interests and rights in The Organic Corporation B.V. and Tradin Organics USA LLC for cash and debt free consideration of approximately €330 million (the "Transaction").  The MPA was more fully described in the Current Report on Form 8-K filed by the Company on November 30, 2020. The Organic Corporation B.V. and Tradin Organics USA LLC collectively comprised SunOpta's global ingredients segment.

On December 30, 2020, the Company completed the Transaction in accordance with the terms of the MPA.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The response to Item 1.01 is hereby incorporated into this Item 2.03.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

As a result of the closing of the Transaction described in Item 2.01 above, Mr. Gerard Versteegh, Senior Vice President of the Company's previously owned global ingredients segment, is no longer a Named Executive Officer of the Company. On January 2, 2021, the Board of Directors for the Company approved a one-time special cash incentive bonus for Mr. Gerard Versteegh in the amount of 1,423,348 euros for successful completion of the sale of the global ingredients segment.

ITEM 7.01. REGULATION FD DISCLOSURE

A copy of the Company's press release announcing the closing of the Transaction and the Restatement is attached to this report as Exhibit 99.1. The information contained in Exhibit 99.1 is being furnished pursuant to Item 7.01 of this Form 8-K (including the exhibits hereto) and shall not be considered "filed" under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the registrant's filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the registrant expressly states in such filing that such information is to be considered "filed" or incorporated by reference therein

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(b)Pro Forma Financial Information

The pro forma financial information required by this Item 9.01(b) is filed as Exhibit 99.2 to this report and incorporated by reference in this Item 9.01(b).

(d) Exhibits

Exhibit No.	Description

10.1

Second Restatement Agreement, dated as of December 31, 2020, amending and restating the Existing Credit Agreement, dated as of February 11, 2016 (as amended by (i) the First Amendment dated as of October 7, 2016, (ii) the Second Amendment and Joinder dated as of September 19, 2017, (iii) the Third Amendment and Joinder dated as of October 22, 2018, and as amended and restated by the Restatement Agreement, dated as of January 28, 2020), among SunOpta Inc., SunOpta Foods Inc., the other borrowers and guarantors party thereto, the lenders party thereto, Bank of America, N.A., as administrative agent, collateral agent, an issuing bank and the swingline lender, and JPMorgan Chase Bank, N.A., as term loan administrative agent.

99.1	Press Release dated January 4, 2021
99.2	Unaudited Pro Forma Condensed Combined Financial Statements of SunOpta Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.
By	/s/ Scott Huckins
Scott Huckins Chief Financial Officer
Date	January 5, 2021